UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September 5, 2014 (the “Effective Date”), Gavin B. Brandon was appointed chief financial officer and treasurer of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) by the Company’s board of directors.
Mr. Brandon, age 38, currently serves as the Company’s principal accounting officer and previously served as the Company’s senior vice president of accounting from March 2014 until September 2014 and as the Company’s vice president of accounting from March 2013 until March 2014. In addition, Mr. Brandon serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole Credit Property Trust II, Inc.	Vice president of accounting and principal accounting officer	March 2012 — July 2013
Cole Corporate Income Trust, Inc.	Senior vice president of accounting and principal accounting officer	March 2014 — Present
	Vice president of accounting and principal accounting officer	March 2012 — March 2014
Cole Credit Property Trust IV, Inc.	Senior vice president of accounting and principal accounting officer	March 2014 — September 2014
Cole Credit Property Trust V, Inc.	Senior vice president of accounting and principal accounting officer	March 2014 — September 2014
	Vice president of accounting and principal accounting officer	June 2013 — March 2014
Prior to joining Cole Capital and its affiliates in August 2011, Mr. Brandon worked for nine years with Deloitte & Touche LLP, most recently as an audit senior manager. Mr. Brandon received a B.A. in Accounting, as well as a B.A. in Spanish, from Weber State University. In addition, he is a Certified Public Accountant, licensed in the state of Arizona. He is also a member of the American Institute of Certified Public Accountants and the National Association of Real Estate Investment Trusts.
Mr. Brandon did not enter into an employment agreement with the Company in connection with his appointment as the Company’s chief financial officer, and the appointment of Mr. Brandon as chief financial officer of the Company was not made pursuant to any arrangement or understanding between Mr. Brandon and any other person. Mr. Brandon has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Brandon replaces D. Kirk McAllaster, Jr., who gave notice of his retirement from Cole Capital on August 29, 2014, including from his positions with the Company. Such resignation from the Company shall be effective as of the Effective Date.

Item 8.01	Other Events
The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0017260274 per share, based on a per share price of $10.00, for stockholders of record as of the close of business on each day of the period commencing on October 1, 2014 and ending on December 31, 2014. The payment date for each of the daily distributions of the period commencing on October 1, 2014 and ending on October 31, 2014 will be in November 2014. The payment date for each of the daily distributions of the period commencing on November 1, 2014 and ending on November 30, 2014 will be in December 2014. The payment date for each of the daily distributions of the period commencing on December 1, 2014 and ending on December 31, 2014 will be in January 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer and Principal Accounting Officer

3